UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2023

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2023, the Board of Directors (the "Board") of comScore, Inc. (the "Company"), on the recommendation of its Nominating and Governance Committee, appointed Leslie Gillin as a Class II director, effective January 30, 2023. The Board also appointed Ms. Gillin as a member of its Compensation Committee and Growth Committee. Ms. Gillin was designated as an independent director and is not affiliated with any holder of the Company's Series B convertible preferred stock.

Ms. Gillin currently serves as Pagaya's Chief Growth Officer, overseeing global growth strategy, business development, marketing, public relations and external communications for that company. She joined Pagaya in 2021 from JPMorgan Chase, where she served as Chief Marketing Officer of the firm and prior to that was President of Chase's CoBrand Cards Services. Ms. Gillin has also held senior executive leadership positions at Bank of America, Citi and MBNA, including leadership roles in Canada and Europe. She has been recognized as a Top 50 Women Leaders by Women We Admire in 2022, as one of 2022's Top 25 Women Leaders in Financial Technology by The Financial Technology Report, honored as a Woman of the Year 2022 by The Stevie Awards' Women in Business and a Top 25 CMO to Watch by Business Insider in 2020.

There are no arrangements or understandings between Ms. Gillin and any other persons pursuant to which she was selected as a member of the Board. Ms. Gillin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Gillin will earn cash retainers for service on the Board and its committees in accordance with the Company's standard director compensation program, as described in the Company's definitive proxy statement for its 2022 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 29, 2022. In addition, pursuant to the Company's standard director compensation program, Ms. Gillin will receive a restricted stock unit grant prorated for partial service during the 2022-2023 Board term, which will vest on the earliest of the Company's 2023 annual meeting of stockholders, June 30, 2023 or a change in control of the Company, with vested units to be deferred and delivered in shares of common stock upon the earlier of her separation from service or a change in control of the Company.

In connection with her appointment, Ms. Gillin will receive the Company's standard indemnification agreement for directors. The indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: February 1, 2023
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